UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2010

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-147828	71-1018770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10511 East Central, Wichita, Kansas 67206

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (316) 676-7111

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Material Compensatory, Plan, Contract or Arrangement.

On January 20, 2010, Hawker Beechcraft Corporation, the principal operating subsidiary of Hawker Beechcraft Acquisition Company, LLC (the “Company”), and Hawker Beechcraft Inc., (“HBI”) the Company’s parent company, entered into a Separation of Employment Agreement and General Release (“Separation of Employment Agreement”) with Bradley Hatt, who will resign as Senior Vice President – Sales of Hawker Beechcraft Corporation on February 8, 2010 (the “Exit Date”). The Separation of Employment Agreement provides that, subject to a release of claims against the Company, HBI and their affiliates becoming irrevocable, Mr. Hatt will receive his pro-rated annual target cash compensation level and certain welfare benefits for a period of 9 months following the Exit Date. In addition, the Company has waived the non-competition covenant Mr. Hatt entered into in connection with his stock option grants, but Mr. Hatt is still subject to standard confidentiality, cooperation and non-disparagement covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC
Dated: January 26, 2010

/s/ Sidney E. Anderson
Sidney E. Anderson, Vice President and Chief Financial Officer